Exhibit 4.5

SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2005, among Standard Aero (US), Inc. (f/k/a Dunlop Standard Aerospace (U.S.) Inc.); Standard Aero (US) Legal, Inc. (f/k/a Dunlop Standard Aerospace (US) Legal, Inc.); Standard Aero Inc.; Standard Aero Materials, Inc. (f/k/a Dunlop Aerospace Parts Inc.); Standard Aero (San Antonio) Inc.; Standard Aero (Alliance) Inc.; Standard Aero Canada, Inc.; 3091781 Nova Scotia Company; 3091782 Nova Scotia Company; 3091783 Nova Scotia Company; Standard Aero Limited; Not FM Canada Inc. and Standard Aero Redesign Services Inc. (the “Guarantors”), each a direct or indirect subsidiary of Standard Aero Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the "Trustee”).

WITNESSETH

          WHEREAS, the Company and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 20, 2004, as supplemented on August 24, 2004, August 24, 2004 and March 3, 2005, providing for the issuance of an unlimited amount of 8 1/4% Senior Subordinated Notes due 2014 (the “Notes”);

          WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the written consent of any Holder of a Note to provide for the release of a Guarantor from its Subsidiary Guarantee in accordance with the applicable provisions of the Indenture;

          WHEREAS, Section 4.18 of the Indenture states that in the event any Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the Credit Agreement and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, then the Subsidiary Guarantee of such Guarantor shall be automatically and unconditionally released or discharged;

          WHEREAS, Standard Aero BV and Standard Aero (Netherlands) B.V. were unconditionally and completely released from their respective guarantees of the Credit Agreement pursuant to an amendment thereto dated as of March 29, 2005;

          WHEREAS, all additional conditions precedent to amend or supplement the Indenture have been met;

          WHEREAS, as a result of the foregoing, and pursuant to Section 4.18 of the Indenture, Standard Aero BV and Standard Aero (Netherlands) B.V. were automatically and unconditionally released from their obligations as Guarantors under the Indenture effective as of March 29, 2005, and the Company desires to amend the Indenture to document the removal of each such Guarantor as a Guarantor thereunder;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

     2. Nature Of Supplemental Indenture. This Supplemental Indenture supplements the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     3. Release Of Guarantors. Pursuant to Section 4.18 of the Indenture, Standard Aero BV and Standard Aero (Netherlands) B.V. are hereby unconditionally and completely released of such Guarantor’s Guarantee under the Notes.

     4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     6. Effect Of Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

     7. The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

STANDARD AERO HOLDINGS, INC.

By:	/s/ Bradley Bertouille

Name: Bradley Bertouille
Title: Chief Financial Officer

Guarantors:

STANDARD AERO (US), INC. (f/k/a Dunlop Standard Aerospace (U.S.) Inc.)
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

STANDARD AERO (US) LEGAL, INC. (f/k/a Dunlop Standard Aerospace (U.S.) Legal, Inc.)
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer and Secretary

STANDARD AERO INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

STANDARD AERO MATERIALS, INC. (f/k/a Dunlop Aerospace Parts Inc.)
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

STANDARD AERO (SAN ANTONIO) INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

STANDARD AERO (ALLIANCE) INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

STANDARD AERO CANADA, INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Senior Vice President, Treasurer and Secretary

3091781 NOVA SCOTIA COMPANY
          as a Guarantor

By:	s/ Edward Richmond

Name:	Edward Richmond
Title:	Vice President

3091782 NOVA SCOTIA COMPANY
          as a Guarantor

By:	s/ Edward Richmond

Name:	Edward Richmond
Title:	Vice President

3091783 NOVA SCOTIA COMPANY
          as a Guarantor

By:	s/ Edward Richmond

Name:	Edward Richmond
Title:	Vice President

STANDARD AERO LIMITED
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

NOT FM CANADA INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Treasurer

STANDARD AERO REDESIGN SERVICES INC.
          as a Guarantor

By:	s/ Bradley Bertouille

Name:	Bradley Bertouille
Title:	Chief Financial Officer

WELLS FARGO BANK,
          NATIONAL ASSOCIATION, as Trustee

By:	s/ Joseph P. O’Donnell

Name:	Joseph P. O’Donnell
Title:	Assistant Vice President